Exhibit (16)

LIMITED POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of the date hereof each of the undersigned hereby revokes all prior appointments of attorney-in-fact with regards to any amendment to the Registration Statement of RMB Investors Trust on Form N-14, and hereby constitutes and appoints Chris Graff and Laura A. Flentye, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution, and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any Registration Statement, and any amendments thereto, of RMB Investors Trust on Form N-14 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

DATED: March 25, 2020

/s/ William F. Connell	/s/ Margaret M. Eisen
William F. Connell	Margaret M. Eisen

/s/ Peter Borish	/s/ Robert Sabelhaus
Peter Borish	Robert Sabelhaus

/s/ James M. Snyder
James M. Snyder